EXHIBIT 4.1

WARRANT AGENCY AGREEMENT

THIS WARRANT AGREEMENT (the “Agreement”), dated as of the __ day of __________, 2007, is entered into by and between U.S. Dry Cleaning Corporation, a Delaware corporation, (hereinafter called the “Company”) and Interwest Transfer Company, Inc., (hereinafter called “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to a Registration Statement on Form SB-2, Registration Statement No. 333-139689 filed with the Securities and Exchange Commission (the “Commission”) relating to the Company’s proposed public offering of its securities (the “Public Offering”), the Company proposes to issue up to 3,000,000 units (the “Units”), each Unit consisting of one share of the Common Stock of the Company and one Redeemable Common Stock Purchase Warrant (which is initially exercisable to purchase one share of Common Stock on the terms and conditions set forth in this Agreement (a “Warrant”)). The Warrants are subject to certain limitations and restrictions as set forth in this Agreement;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

NOW THEREFORE, in consideration of the premises and mutual agreements contained herein, it is agreed as follows:

SECTION 1. Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in connection and accordance with this Agreement, and the Warrant Agent hereby accepts the appointment.

SECTION 2. Form of Warrant.

The text of the Warrant and the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth respectively in Exhibit A hereto. The number of shares issuable upon exercise of the Warrants is subject to adjustment on the occurrence of certain events, as described herein. The Warrants shall be executed on behalf of the Company by a manual or facsimile signature of the present or future president, chief executive officer or vice president of the Company, under its corporate seal affixed or in facsimile, and attested to by the secretary or an assistant secretary.

Warrants shall be dated as of the closing date of the Offering commenced on ___________, 2007 (the “Effective Date”).

SECTION 3. Countersignature and Registration.

The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then serving under this Agreement), and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent, notwithstanding that the person whose manual or facsimile signature appears thereon as the proper officers of the Company have ceased to be such officers at the time of such countersignature and delivery.

SECTION 4. Transfers and Exchanges.

The Warrant Agent shall not permit the transfer of any Warrant unless authorized in writing by the Company. Warrants which have been canceled shall be delivered upon request by the Warrant Agent to the Company. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant or Warrants of different denominations, of like tenor, and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 5. Exercise of Warrants.

Subject to the provisions of this Agreement and the Warrant Certificate in substantially the form attached hereto, each registered holder of Warrants shall have the right to purchase from the Company, and the Company shall issue and sell to such registered holder, the number of fully paid and nonassessable shares of Common Stock of the Company specified in the Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase the Warrants filled out and signed, and upon payment to the Company of the Warrant Price, as specified herein. Any Warrant may be exercised in whole or in part. In the event of exercise in part, the Warrant Agent shall issue and deliver to the Warrant Holder another Warrant of like tenor representing the unexercised number of shares. Payment for the shares upon exercise of Warrants shall be in cash or by certified check to the order of the Company. Subject to the provisions of this Agreement and the Warrant Certificate in substantially the form attached hereto, Warrants may be exercised for a period of five years beginning at the Closing of the Offering. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of any Warrant. Subject to Section 5 hereof, upon surrender of Warrants and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of the registered holder of Warrants exercised, and in such name or names as the holder shall designate, a certificate or certificates representing the shares so purchased, together with cash, as provided in Section 11 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon surrender. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares, as of the date of surrender of the Warrants and the payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrants and the payment of such Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date of which such books shall be opened, whether before, on, or after 5:00 p.m., Utah time, on the respective dates of expiration of the Warrants, and until such date, the Company shall have no obligation or duty to deliver any certificate for such shares; provided, further, however, that the transfer books, unless otherwise required by law or applicable rule of any national securities exchange, or bylaw of the Company, shall not be closed at any one time for a period in excess of 20 days. The Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. The Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery of the shares issued upon the exercise of any Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of the any certificate for shares in any name other than that of the Warrant holder surrendered in connection with the purchase of such shares, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or charge is due.

SECTION 6. Call Provision.

In the event that the closing sales price of a share of Common Stock as traded on the most senior exchange or quotation medium where the shares are quoted equals or exceeds $5.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least twenty consecutive trading days, the Company, upon 30 days prior written notice (the “Notice Period”) given to the Warrant holder, shall have the right to call some or all of the then outstanding Warrants at a redemption price equal to $0.05 per share of Common Stock then purchasable pursuant to the outstanding Warrants. Notwithstanding any such notice by the Company, the Warrant holder shall have the right to exercise any Warrants prior to the end of the Notice Period. In connection with any transfer or exchange of less than all of the Warrants, the Company’s right to call the Warrants shall apply pro rata to the shares underlying the Warrants with respect to the transferring holder and the transferee holder of the Warrants.

SECTION 7. Replacement of Warrant.

Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a lost instrument bond (open penalty) satisfactory to the Company and Warrant Agent, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and the Transfer Agent will countersign and deliver, in lieu thereof, a new Warrant of like tenor.

SECTION 8. Reservation of Common Stock.

The Company has reserved and shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the purchase price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be required to be paid if the Company elects not to issue fractional shares under Section 11 hereof. Any Warrant certificates surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and the Warrant Agent shall confirm to the Company that the number of shares of Common Stock corresponding to such canceled Warrants have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding.

SECTION 9. Warrant Price.

The Warrant price at which Common Stock shall be purchasable shall be $3.50 per share at any time during the period commencing at the closing date of the Offering and until five years after to closing date of the Offering. The Company will confirm the expiration date of each warrant to the Warrant Agent.

SECTION 10. Protection Against Dilution.

a. Adjustment for Subdivisions, Combinations of Dividends.

In case the Company shall at any time, or from time to time, after the Effective Date subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of the Warrants in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of each Warrant shall be change to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination or dividend payable in Common Stock. Upon the occurrence of any subdivision, combination or dividend, the Company will confirm to the Warrant Agent the adjusted exercise price of each outstanding warrant.

b. Adjustment for Certain Dividends and Distributions.

In the event the Company at any time, or from time to time, after the Effective Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provisions shall be made so that each Warrant holder (the "Holder") shall receive upon exercise of the Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had its Warrant been exercised into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 10 with respect to the rights of the Holder of the Warrant.

c. Adjustment for Reclassification, Exchange and Substitution.

If the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 10), then and in any such event the Holder shall have the right thereafter, upon exercise of the Warrant, to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, in an amount equal to the amount that the Holder would have been entitled to have had the Holder exercised the Warrant immediately prior to such recapitalization, reclassification or change, but only to the extent the Warrant is actually exercised, all subject to further adjustment as provided herein.

d. Reorganization, Mergers, Consolidations of Sales of Assets.

If at any time, or from time to time, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of the Common Stock provided for elsewhere in this Section 10) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder of each Warrant shall thereafter be entitled to receive, upon exercise of each Warrant (and only to the extent such Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a Holder of Common Stock, or other securities, deliverable upon the exercise of the Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation, or sale.

SECTION 11. Fractional Interest.

The Company shall not be required to issue fractions of Common Stock on the exercise of Warrants. If any fraction of a common share would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current market price of the common share determined in the manner set forth below. For purposes of this Section, the current market price on each day shall be the last reported sales price, regular way, in either case on any national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such exchange, the average of the bid and asked prices on such day as reported on NASDAQ, or if such shares are not then listed on NASDAQ, as furnished by National Quotation Bureau Incorporated or any similar organization selected from time to time by the Company for the purpose. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

SECTION 12. Notices of Warrant Holders.

Nothing contained in this Warrant shall be construed as conferring upon any Warrant Holder hereto the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

a. The Company shall fix a record date of the Holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

b. The Company shall offer to the Holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option (except for options to be granted to Company's employees pursuant to a stock option plan approved by the Company's Board of Directors), right or warrant, to subscribe therefor; or

c. The Company shall call any of the Warrants for redemption; or

d. A merger, consolidation, dissolution, liquidation or winding up of the Company or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

The Company shall give written notice of such event to the Warrant Holder at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to received such dividend, distribution, convertible or exchangeable securities or subscription rights, entitled to vote on such proposed dissolution, liquidation, winding up or sale, or in the case where Warrants have been called for redemption, the Company shall give written notice of such event to the Warrant Holder at least thirty (30) days prior to the date fixed as a record date. Such notice shall specify such record date, the date of closing the transfer books, or the redemption date, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividends or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants or any proposed dissolution, liquidation, winding up, sale or redemption.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by U.S. mail, certified mail, postage prepaid, return receipt requested:

a.     If to any Warrant Holder, to the address of such Holder as shown on the books of the Company; or

b.     If to the Company, to the address of the Company on the records of the Warrant Agent.

c.     If to the Warrant Agent, to 1981 East 4800 South, Ste. 100, Salt Lake City, UT 84117.

The Company shall cause copies of all financial statements and reports, proxy statements and other documents it shall send to its shareholders to be sent by U.S. mail, postage prepaid, on the date of mailing to such shareholder, to each registered Warrant Holder at his address appearing on the Warrant register as of the record date for the determination of the shareholders entitled to such documents.

SECTION 13. Disposition of Proceeds on Exercise of Warrants.

a. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deposit in a special account in a local bank designated by the Warrant Agent for the benefit of the Company all moneys received by the Warrant Agent for the purchase of common Stock through the exercise of such Warrants.

b. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

SECTION 14. Merger or Consolidation or Change of Name of Warrant Agent.

Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or Company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant shall have the full force provided in the Warrant and in this Agreement.

SECTION 15. Duties of Warrant Agent.

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Warrant Holders, by their acceptance thereof, shall be bound:

a. The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described pertaining to the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

c. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

d. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

e. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct, or bad faith.

f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity acceptable to Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof any trial or other proceeding relating thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

g. The Warrant Agent and any shareholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

h. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.

i. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

j. Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

SECTION 16. Change of Warrant Agent.

The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at the addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after the removal or after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Warrant Agent, the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, the successor warrant agent shall be vested with the same powers, right, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

SECTION 17. Change of Transfer Agent.

Forthwith upon the appointment of any Transfer Agent for the Common Stock or of any subsequent transfer agent for Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

SECTION 18. Supplements and Amendments.

The Company and the Warrant Agent may, from time to time, supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provisions in regard to matters or questions arising thereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

SECTION 19. Successors.

All the covenants, agreements, representations and warranties contained in this Agreement shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

SECTION 20. Change; Waiver.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

SECTION 21. Headings.

The section headings in this Agreement are inserted for the purpose of convenience only and shall have no substantive effect.

SECTION 22. Law Governing.

This Agreement shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of Utah, without giving effect to principles of conflict of laws.

The parties hereto have caused this Agreement to be signed as of the date first above written.

U.S. DRY CLEANING CORPORATION	INTERWEST TRANSFER COMPANY

By: ___________________________________________	By: ___________________________________________

Name: Robert Y. Lee	Name: Kurt Hughes
Title: Chief Executive Officer	Title: President

EXHIBIT A

[FORM OF FACE OF WARRANT CERTIFICATE]

______Warrants

VOID AFTER _____ , 2012

WARRANT CERTIFICATE FOR PURCHASE
OF COMMON STOCK

U.S. DRY CLEANING CORPORATION

This certifies that FOR VALUE RECEIVED ______or registered assigns (the “Registered Holder”) is the owner of the number of Warrants (“Warrants”) specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of common stock, par value $0.001 per share (“Common Stock”), of U.S. DRY CLEANING CORPORATION, a Delaware corporation (the “Company”), at any time prior to the Expiration Date (as hereinafter defined), unless the Warrants are earlier redeemed, upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Interwest Transfer Company, Inc., the warrant agent, or its successor (the “Warrant Agent”), accompanied by payment of $3.50 (the “Exercise Price”) per share of Common Stock in lawful money of the United States of America in cash or by official bank or certified check made payable to U.S. DRY CLEANING CORPORATION, Special Account.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”), dated ______, 2007 by and among the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute, and cause the Warrant Agent to countersign and deliver, a new Warrant Certificate of like tenor for the balance of such Warrants.

The term “Expiration Date” shall mean 5:00 P.M. (Utah time) on ______, 2012. If such date shall in the State of Utah be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (Utah time) the next following day which in the State of Utah is not a holiday or a day on which banks are authorized to close.

The Company has covenanted and agreed that it will file a registration statement registering the shares underlying the Warrants and will use its commercially reasonable best efforts to cause the same to become effective and to keep such registration statement current, or to file a new registration statement registering the same if the Company’s Board of Directors, upon advice of counsel, deems necessary while any of the Warrants are outstanding. Notwithstanding the foregoing, in no event shall such underlying shares be issued, and any Warrant shall not be exercisable, if a registration statement covering the shares underlying the Warrants are not then effective or if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law.  If the Warrant is not exercisable pursuant to the terms set forth herein, under no circumstances will the Company be contingently or otherwise liable for any cash or other form of payment to the Registered Holder.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the business office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

In the event that the closing sales price of a share of Common Stock of the Company as traded on the most senior exchange or quotation medium where the shares are quoted equals or exceeds $5.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least twenty consecutive trading days, the Company, upon 30 days prior written notice (the “Notice Period”) given to the Registered Holder, shall have the right to call some or all of the then outstanding Warrants at a redemption price equal to $0.05 per share of Common Stock then purchasable pursuant to the outstanding Warrants. Notwithstanding any such notice by the Company, the Registered Holder shall have the right to exercise any Warrants prior to the end of the Notice Period.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by an officer of the Company thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

U.S. DRY CLEANING CORPORATION

Dated: _________________________	By: ___________________________________
Name:
Title:

Countersigned:

Interwest Transfer Company, Inc.
as Warrant Agent

By: ______________________________
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise ______Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
___________________________
___________________________
___________________________
___________________________

[please print or type name and address]

and be delivered to

[please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

By signing below, the undersigned Registered Holder is exercising this Warrant as result of being solicited by Marino Capital Partners, Inc. and is designating Marino Capital Partners, Inc. to receive compensation for such exercise in accordance to, and to the extent permitted by, NASD Rule 2710(f)(2)(K)(iv).

Dated:_______________                                             X ___________________________
___________________________
___________________________
___________________________
Address
___________________________
Taxpayer Identification Number
___________________________
Signature Guaranteed
___________________________

ASSIGNMENT

To Be Executed by the Registered Holder
in Order to Assign Warrants

FOR VALUE RECEIVED, ______hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
____________________________
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[please print or type name and address]

______of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________           X ___________________________________
                       Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.